Exhibit 99.1

[ADVO Letterhead]

ADVO Reports First Quarter Results

WINDSOR, CT – February 8, 2007 – ADVO, Inc. (NYSE: AD) today reported that revenue for its first fiscal quarter ended December 30, 2006 was $384.3 million versus $358.2 million in the prior year quarter, and operating income was $2.1 million versus $20.6 million in the prior year quarter. Diluted E.P.S. was $0.02 versus $0.38 in the prior year quarter. The quarter contained non-recurring costs related to the litigation and pending merger with Valassis, Inc. (NYSE: VCI) totaling $19.2 million in operating income and $0.37 in diluted E.P.S. Year-over-year growth in revenue was 7.3%, operating income declined 89.7% “as reported” and grew 3.4% excluding non-recurring costs, and E.P.S. declined 94.7% “as reported” and grew 2.6% excluding non-recurring costs.

During the first fiscal quarter of 2007 the Company’s shared advertising packages grew 3.5% over the prior year period to 1.1 billion. Total shared advertising piece volumes grew 6.2% over the prior year period to 9.2 billion, and pieces per package grew 2.6% to 8.6. Revenue per piece(a) declined 2.9% to $37.00, driven by declines in zone products (ShopWise® Wrap and Missing Child Card) revenue, increased remnant insert volume and lighter weight advertising inserts. First quarter zone products revenue declined $5.3 million year-over-year.

Gross margin as a percentage of revenue declined 0.5 percentage points over the prior year period, to 22.4%. Total distribution cost as a percent of revenue increased 2.2 percentage points over the prior year period, to 50.5%, driven by increases in shared advertising packages. Print and paper declined 1.2 percentage points as a percent of revenue versus the prior year period, and all other direct costs netted a 0.5 percentage point improvement. SG&A was up $22.6 million over the prior year quarter, including the $19.2 million of non-recurring costs. Operating income as a percent of revenue for the first fiscal quarter of 2007 was 0.6% (down 5.2 percentage points) on an “as reported” basis, and 5.6% (down 0.2 percentage points) excluding non-recurring costs related to the transaction with Valassis.

The Company’s debt balance at quarter-end was approximately $127 million and book cash was $24.8 million.

The Company will not be holding an analyst call to discuss its first quarter earnings due to the pending merger with Valassis.

Pro forma impact of certain non-recurring expenses on operating income and diluted earnings per share*:

	Operating Income Three Months Ended		Diluted E.P.S. Three Months Ended
($ millions, except E.P.S.)	December 30, 2006	December 24, 2005	December 30, 2006	December 24, 2005
As Reported	$2.1	$20.6	$0.02	$0.38
Litigation and merger related expenses	19.2	—	0.37	—

Pro forma *	$21.4	$20.6	$0.39	$0.38

As Reported % of Revenue	0.6%	5.8%	N/A	N/A
Pro forma % of Revenue*	5.6%	5.8%	N/A	N/A

As Reported % Growth vs. PY	-89.7%		-94.7%
Pro Forma % Growth vs. PY*	3.4%		2.6%

*	This non-GAAP financial measure reconciliation is provided because first fiscal quarter 2007 operating income and E.P.S. includes incremental expenses the Company incurred as a result of litigation and other costs related to its pending merger with Valassis. Management believes that reconciling operating income and E.P.S. in this manner facilitates comparisons to prior period results and assists securities analysts and others when comparing actual results to their expectations. The above non-GAAP E.P.S. calculation should not be considered a substitute for GAAP E.P.S. Numbers do not add due to rounding.

Key Statistics – First Quarter Fiscal 2007 Results and Growth vs. First Quarter Fiscal 2006

1Q07
Revenue (millions)	$384.3
Revenue Growth	7.3%

Advertising Packages (millions)	1,078
Advertising Package Growth	3.5%

Pieces per Package	8.6
Pieces per Package Growth	2.6%

Advertising Pieces (millions)	9,228
Advertising Pieces Growth	6.2%

Revenue per Thousand Pieces(a)	$37.00
Revenue per Thousand Pieces Growth(a)	-2.9%

% Underweight	18.1%
Percentage Point Improvement	2.6pp

(a)	1Q07 revenue per thousand pieces and percent growth have been estimated to provide materially comparable statistics versus the prior year period.

This press release may contain certain statements regarding ADVO’s business outlook, prospects, future economic performance, anticipated profitability, revenues, expenses or other financial items, future contracts, market opportunities and other statements that are not historical facts. Such statements are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties which could cause ADVO’s actual results to differ materially from those in the forward looking statements. ADVO’s business is promotional in nature, and ADVO serves its clients on a “just in time” basis. As a result, fluctuations in the amount, timing, pages, weight, and kinds of advertising pieces can vary significantly from period to period, depending on its customers’ promotional needs, inventories, and other factors. In any particular period these transactional fluctuations are difficult to predict, and can materially affect ADVO’s revenue and profit results. ADVO’s business contains additional risks and uncertainties which include, but are not limited to: general changes in customer demand and pricing; the possibility of consolidation in the retail sector; the impact of economic or political conditions on advertising spending and ADVO’s distribution system; postal and paper prices; possible governmental regulation or legislation affecting aspects of ADVO’s business; the efficiencies achieved with technology upgrades; the efficiencies realized with outsourcing and other cost saving initiatives; fluctuations in interest rates; the outcome of pending shareholder lawsuits; the completion of the pending merger with Valassis; and other general economic factors. Additional risks include, but are not limited to, those identified in the Company’s form 10-K for fiscal 2006 and Form 10-Q for the first fiscal quarter of 2007.

ADVO is the nation’s leading direct mail media company, with annual revenues of $1.4 billion. Serving 17,000 national, regional and local retailers, the company reaches 114 million households, more than 90% of the nation’s homes, with its ShopWise® shared mail advertising.

The company’s industry-leading targeting technology, coupled with its unparalleled logistics capabilities, enable retailers seeking superior return on investment to target, version and deliver their print advertising directly to consumers most likely to respond.

Demonstrating ADVO’s effectiveness as a print medium, the company’s “Have You Seen Me? ®” missing child card, distributed with each ShopWise® package, is the most recognized mail in America. This signature public service program has been responsible for safely recovering 143 children. The program was created in partnership with the National Center for Missing & Exploited Children and the U.S. Postal Service in 1985.

ADVO employs 3,800 people at its 23 mail processing facilities, 28 sales offices and headquarters in Windsor, CT. The company can be visited online at www.ADVO.com.

CONTACTS:

Investors	Media
Chris Hutter	Pam Kueber
National Vice President, Finance	Vice President, Corporate Communications
ADVO, Inc.	ADVO, Inc.
(860) 285-6424	(860) 298-5797

Joele Frank / Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

ADVO, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended
	December 30, 2006	December 24, 2005

	(Unaudited)	(Unaudited)
Revenues	$384,279	$358,225

Cost of sales	298,280	276,348

Selling, general and administrative	83,867	61,229

Operating income	2,132	20,648

Interest expense	(2,496)	(1,986)
Equity earnings in joint ventures	811	827
Other income, net	26	39

Income before income taxes	473	19,528

Provision (benefit) for income taxes	(229)	7,557

Net income	$702	$11,971

Basic earnings per share	$0.02	$0.38

Diluted earnings per share	$0.02	$0.38

Dividends declared per share	$—	$0.11

Weighted average basic shares	31,527	31,249
Weighted average diluted shares	31,728	31,422

ADVO, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 30,	September 30,
	2006	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,790	$37,721
Accounts receivable, net	222,554	210,039
Inventories	5,231	3,948
Prepaid postage	4,646	7,002
Prepaid expenses and other current assets	6,238	6,508
Federal income taxes receivable	—	4,677
Deferred income taxes	16,683	13,358

Total current assets	280,142	283,253

Property, plant and equipment	461,759	452,885
Less accumulated depreciation and amortization	(267,355)	(258,276)

Net property, plant and equipment	194,404	194,609

Investment in deferred compensation plan	17,634	16,462
Goodwill	22,835	22,890
Other assets	3,119	3,424

TOTAL ASSETS	$518,134	$520,638

LIABILITIES
Current liabilities:
Current portion on long-term debt	2,500	—
Accounts payable	55,626	55,041
Accrued compensation and benefits	29,057	29,951
Customer advances	14,450	25,819
Federal and state income taxes payable	9,496	2,467
Accrued other expenses	30,360	26,699

Total current liabilities	141,489	139,977

Long-term debt	124,103	123,974
Deferred income taxes	13,917	23,109
Deferred compensation plan	18,755	17,451
Other liabilities	11,604	12,146

Total liabilities	309,868	316,657

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value (Authorized 5,000,000 shares, none issued)	—	—
Common stock, $.01 par value (Authorized 80,000,000 shares, issued 32,142,396 and 32,075,347 shares, respectively)	321	321
Additional paid-in capital	192,705	188,841
Accumulated earnings	24,766	24,063
Less shares of common stock held in treasury at cost	(8,956)	(8,949)
Less shares of common stock held in deferred compensation trust	(1,121)	(988)
Accumulated other comprehensive income	551	693

Total stockholders’ equity	208,266	203,981

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$518,134	$520,638

ADVO, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three months ended
	December 30, 2006	December 24, 2005

	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$702	$11,971
Adjustments to reconcile net income to net cash flows (used) provided by operating activities:
Depreciation	11,368	9,580
Amortization of stock-based compensation	2,082	1,510
Amortization of debt issue costs	138	138
Deferred income taxes	(12,527)	(2,659)
Provision for bad debts	2,701	1,666
Equity earnings from joint ventures	(811)	(827)
Other	19	(20)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(15,037)	(14,175)
Inventories	(1,284)	(382)
Prepaid postage	2,356	5,820
Prepaid expenses and other current assets	231	(2,017)
Investment in deferred compensation plan	(216)	(189)
Other assets	141	223
Accounts payable	378	(23,590)
Accrued compensation and benefits	(884)	733
Deferred compensation plan	216	189
Customer advances	(11,366)	472
Federal and state income taxes payable	11,687	9,923
Other liabilities	3,292	1,871
Distributions from equity joint ventures	874	428

Net cash (used) provided by operating activities	(5,940)	665

Cash flows from investing activities:
Expenditures for property, plant and equipment	(11,192)	(10,129)
Proceeds from disposals of property, plant and equipment	6	22

Net cash used by investing activities	(11,186)	(10,107)

Cash flows from financing activities:
Revolving line of credit - net	2,500	4,500
Proceeds from exercise of stock options	1,701	21
Tax benefit from stock transactions	99	—
Treasury stock transactions related to stock awards	(7)	—
Cash dividends paid	(17)	(3,443)

Net cash provided by financing activities	4,276	1,078

Effect of exchange rate changes on cash and cash equivalents	(81)	9

Change in cash and cash equivalents	(12,931)	(8,355)

Cash and cash equivalents at beginning of period	37,721	46,238

Cash and cash equivalents at end of period	$24,790	$37,883